Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION REPORTS THIRD QUARTER RESULTS AND PROVIDES FOURTH QUARTER FORECAST

        Austin, TX — (PRNewswire) - November 2, 2004 — Brigham Exploration Company (NASDAQ:BEXP) today announced its financial results for the quarter ended September 30, 2004.

Highlights from Brigham’s performance for the third quarter include:

•	Third quarter 2004 production of 34 MMcfe/d, representing a 17% increase over third quarter 2003 production;
•	31% increase in revenues to $17.3 million, compared to revenues in last year’s third quarter of $13.2 million;
•	8% decrease in lease operating expenses to $1.6 million, compared to lease operating expenses in last year’s third quarter of $1.8 million; and
•	35% increase in operating income to $7.6 million, compared to operating income in last year’s third quarter of $5.6 million.

THIRD QUARTER 2004 RESULTS

        Average daily production volumes for the third quarter 2004 were 34 MMcfe/d and were up 17% when compared to production volumes in last year’s third quarter. The increase in production accounted for 64%, or $2.6 million, of the increase in our revenues for the third quarter 2004, while improved price realizations, net of hedging, represented $1.5 million of the $4.1 million increase in revenues.

        A decrease in the cost of expensed workovers was the primary reason for the 8% decrease in our lease operating expenses. This decrease was partially offset by an increase in operating and maintenance expenses due to an increase in the number of producing wells. On a unit basis, our lease operating expenses were $0.15 per Mcfe lower than they were in the third quarter last year. The decrease in our unit lease operating expenses was due to a $0.13 decrease in workover costs and a $0.02 decrease in operating and maintenance expenses. An increase in our production volumes combined with an increase in the average pre-hedge sales price that we received for oil and natural gas in the third quarter 2004 were the primary reasons for the 22% increase in our total production taxes.

        General and administrative expenses for the third quarter 2004 were up 19% when compared to the third quarter last year. This increase was primarily due to increases in employee payroll and benefit expense, in fees paid to outside consultants and our independent auditors in connection with our implementation of the Sarbanes-Oxley Section 404 and in fees paid to our external reserve engineers. Due to these higher costs, general and administrative expenses on a unit basis increased 2% in the third quarter 2004 to $0.43 per Mcfe.

        Depletion expense for the third quarter 2004 was $5.9 million ($1.92 per Mcfe) compared to $4 million ($1.52 per Mcfe) in the third quarter last year. An increase in our depletion rate accounted for 64% of this increase, while the increase in our production accounted for 36% of the increase. The increase in our depletion rate was primarily the result of increased costs of reserve additions during the first nine months of 2004. Operating income for the third quarter 2004 was $7.6 million and grew 35% when compared to operating income in the third quarter last year.

        A decline in our weighted average debt balances outstanding under both our senior credit facility and our senior subordinated notes led to a $399,000, or 31%, decrease in our interest expense. Interest expenses for the third quarter 2004 were

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Exhibit 99.1

$872,000 and $0.29 on a unit basis, compared to $1.3 million and $0.49 in 2003.

        We reported net income available to common stockholders of $4.5 million ($0.11 per diluted share) in the third quarter 2004 versus net income of $3.3 million ($0.13 per diluted share) for the prior year period. Net income in the current quarter was reduced by a $2.1 million provision for deferred income taxes. There was no income tax provision incurred in last year’s third quarter.

        Our net capital expenditures for oil and natural gas activities in the third quarter 2004 increased 137%. Net capital expenditures for the third quarter of 2004 and 2003 were:

	($’s in millions) Three Months Ended September 30,
	2004	2003
Drilling	$17.4	$ 7.9
Net land and G&G	5.5	1.0
Capitalized costs	1.5	1.5
Proceeds from the sale of oil and natural gas properties	—	(0.1)

Net capital expenditures for oil and natural gas activities	$24.4	$ 10.3
Other property & equipment	0.0	0.0

Net capital expenditures	$24.4	$ 10.3

FOURTH QUARTER 2004 FORECAST

        The following forecasts and estimates of our fourth quarter 2004 results are forward looking statements subject to the risks and uncertainties identified in the “Forward Looking Statements Disclosure” at the end of this release.

        We currently expect fourth quarter 2004 production volumes to average between 34 and 37 MMcfe/d (72% natural gas). For the fourth quarter 2004, lease operating expenses are projected to be $0.47 per Mcfe, production taxes are projected to be approximately 5.5% of pre-hedge oil and natural gas revenues, and general and administrative expenses are projected to be $1.3 million ($0.39 to $0.42 per Mcfe).

        Based on these production and cost estimates, assumed average NYMEX prices of $7.38 per MMBtu for natural gas and $51.04 per barrel for oil, and taking into account our current derivative contracts outstanding, we forecast that our revenue will be between $21.5 and $23.6 million and operating income will be between $11.8 and $13.2 million for the fourth quarter 2004.

Gene Shepherd, Brigham’s Chief Financial Officer, commented, “We are pleased that our development drilling activities continue to bear fruit, allowing the company to moderately grow production. We are, however, not satisfied with the 15% growth in production volumes during the first nine months of 2004. In each of the prior five years we have delivered at least one significant exploration success, which has contributed to surges in our production volumes. Unfortunately, these can come sporadically and we have yet to experience such a success in 2004. However, with three of our highest impact projects drilling or scheduled to spud within the next two weeks, Brigham has excellent reserve growth potential in front of it.

Shepherd further added, “From a cost standpoint, we are pleased with our ability in 2004 to keep our costs relatively flat, while our growth in production has allowed us to drive down our unit costs. Given that our 2004 drilling expenditures will be almost twice what we spent in 2003 with roughly the same personnel, we feel that the company has demonstrated significant operating leverage that will carry over into 2005.”

CONFERENCE CALL INFORMATION

        Our management will host a conference call to discuss its operational and financial results for the third quarter 2004 with investors, analysts and other interested parties on Wednesday, November 3rd, at 9:00 a.m. central time. To participate in the call, participants within the U.S. please dial 800-299-6183 and participants outside the U.S. please dial

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Exhibit 99.1

617-801-9713. The participant passcode for the call is 57373917. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 11:59 p.m. central time on Wednesday, November 17th. To access the recording, domestic callers dial 888-286-8010 and international callers dial 617-801-6888. The passcode for the conference call playback is 87370649. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com. A copy of this press release and other financial and statistical information about the periods covered by this press release and by the conference call that will take place on November 3, 2004, will be available on our website. To access the press release go to www.bexp3d.com and click on News Releases. The file with a copy of the press release is named Brigham Exploration Reports Third Quarter Results and Provides Fourth Quarter Forecast and is dated November 2, 2004. To access the other financial and statistical information that will be covered by the conference call that will take place on November 3, 2004, go to www.bexp3d.com and click on Event Calendar. The file with the other financial and statistical information is named Financial and Statistical Information for the Third Quarter Conference Call and is dated November 3, 2004.

ABOUT BRIGHAM EXPLORATION

        Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD LOOKING STATEMENTS DISCLOSURE

        Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company’s filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:	John Turner, Manager - Finance & Investor Relations (512) 427-3300 / investor@bexp3d.com

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Exhibit 99.1

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Oil and natural gas sales	$ 17,240	$ 13,181	$ 51,975	$ 39,947
Other	27	32	69	113

	$ 17,267	$ 13,213	$ 52,044	$ 40,060
Costs and expenses:
Lease operating	1,648	1,793	4,362	4,037
Production taxes	675	553	2,434	2,297
General and administrative	1,304	1,094	3,723	3,420
Depletion of oil and natural gas	5,871	3,952	16,374	11,853
Depreciation and amortization	179	192	544	449
Accretion of discount on ARO	40	39	117	110

	$ 9,717	$ 7,623	$ 27,554	$ 22,166

Operating income	$ 7,550	$ 5,590	$ 24,490	$ 17,894

Interest expense	(872)	(1,271)	(2,508)	(3,777)
Interest income	26	8	55	36
Other income (expense) (a)	(168)	(80)	(159)	(250)

Income before income taxes & cumulative	$ 6,536	$ 4,247	$ 21,878	$ 13,903
effect of adoption of accounting principle
Deferred income tax expense	(2,051)	—	(7,234)	—
Cumulative effect of adoption of accounting
principle	—	—	—	268

Net income	$ 4,485	$ 4,247	$ 14,644	$ 14,171

Preferred stock dividends & accretion	—	904	—	2,927

Net income (loss) to common	$ 4,485	$ 3,343	$ 14,644	$ 11,244

Net income (loss) to common per share:
Basic	$ 0.11	$ 0.16	$ 0.37	$ 0.55
Diluted	$ 0.11	$ 0.13	$ 0.36	$ 0.43

Wt. Avg. common shares outstanding:
Basic	41,227	21,210	39,921	20,340
Diluted	42,340	30,751	41,078	32,406

(a) Includes non-cash gain (loss) related to
changes in the fair market value of our
derivative contracts:	$ (167)	$ (80)	$ (227)	$ (250)

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Exhibit 99.1

BRIGHAM EXPLORATION COMPANY
PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Average net daily production:
Natural gas (MMcf)	24.1	18.3	24.1	17.2
Oil (Bbls)	1,648	1,777	1,662	2,081
Equivalent natural gas (MMcfe) (6:1)	34.0	29.0	34.1	29.7
Total net production:
Natural gas (MMcf)	2,167	1,648	6,506	4,648
Oil (MBbls)	148	160	449	562
Equivalent natural gas (MMcfe) (6:1)	3,057	2,608	9,199	8,019
% Natural gas	71%	63%	71%	58%
Sales prices (Before hedging):
Natural gas ($/Mcf)	$ 5.62	$ 5.72	$ 5.87	$ 6.16
Oil ($/Bbl)	42.50	30.30	38.01	31.08
Equivalent natural gas ($/MMcfe) (6:1)	6.04	5.47	6.01	5.75
Realized prices (Post hedging):
Natural gas ($/Mcf) (a)	$ 5.44	$ 5.27	$ 5.68	$ 5.17
Oil ($/Bbl) (a)	36.82	28.08	33.51	28.31
Equivalent natural gas ($/MMcfe) (6:1) (a)	5.64	5.05	5.65	4.98

(a) Includes the effects of hedging gains (losses) of:
Natural gas ($/Mcf)	$ (0.18)	$ (0.45)	$ (0.19)	$ (0.99)
Oil ($/Bbl)	(5.68)	(2.22)	(4.50)	(2.77)

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	09/30/2004	12/31/2003
Assets:	(unaudited)
Current assets	$ 22,509	$ 20,835
Oil and natural gas properties, net (full cost method)	245,312	197,311
Other property and equipment, net	1,114	1,219
Other non-current assets	2,534	4,851

Total assets	$271,469	$224,216

Liabilities and stockholders’ equity:
Current liabilities	$ 34,033	$ 35,579
Senior credit facility	23,500	19,000
Senior subordinated notes	20,000	20,000
Series A Preferred Stock, mandatorily redeemable	9,332	8,794
Other non-current liabilities	9,140	2,498

Total liabilities	$ 96,005	$ 85,871
Stockholders’ equity	175,464	138,345

Total liabilities and stockholders’ equity	$271,469	$224,216

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Exhibit 99.1

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$ 4,485	$ 4,247	$ 14,644	$ 14,171
Depletion, depreciation and amortization	6,050	4,144	16,918	12,302
Accretion of discount on ARO	40	39	117	110
Interest paid through issuance of add’l senior sub. notes	—	303	—	888
Interest paid through issuance of add’l redeemable
preferred stock	184	161	538	161
Amortization of deferred loan fees	191	276	574	809
Mkt value adjustments for derivatives instruments	167	80	227	250
Cumulative effect of adoption of change in acctg principle	—	—	—	(268)
Deferred income tax expense	2,051	—	7,234	—
Changes in operating assets and liabilities	(1,013)	(343)	(2,747)	4,002

Cash flows provided by operating activities	$ 12,155	$ 8,907	$ 37,505	$ 32,425

Cash flows used by investing activities	(23,376)	(10,188)	(61,483)	(29,402)
Cash flows (used) provided by financing activities	9,061	66	27,150	(7,325)

Net increase (decrease) in cash and cash equivalents	$(2,160)	$(1,215)	$ 3,172	$(4,302)

SUMMARY PER MCFE DATA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Oil and natural gas sales	$ 5.64	$ 5.05	$ 5.65	$ 4.98
Other revenue	0.01	0.01	0.01	0.01

	$ 5.65	$ 5.06	$ 5.66	$ 4.99
Costs and expenses:
Lease operating	0.54	0.69	0.47	0.50
Production taxes	0.22	0.21	0.26	0.29
General and administrative	0.43	0.42	0.40	0.43
Depletion of natural gas and oil properties	1.92	1.52	1.78	1.48
Depreciation and amortization	0.06	0.07	0.06	0.06
Accretion of discount on ARO	0.01	0.01	0.01	0.01

	$ 3.18	$ 2.92	$ 2.98	$ 2.77

Operating income	$ 2.47	$ 2.14	$ 2.68	$ 2.22

Interest expense, net of interest income (a)	(0.28)	(0.48)	(0.27)	(0.47)
Other income (expense) (b)	—	—	0.01	—

Adjusted income before dividends & accretion	$ 2.19	$ 1.66	$ 2.42	$ 1.75

(a)	Calculated as interest expense minus interest income divided by production for period.

(b)	Excludes non-cash gains/(losses) arising from hedge accounting for certain of our oil and natural gas hedges

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Exhibit 99.1

BRIGHAM EXPLORATION COMPANY
SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF NOVEMBER 2, 2004
(unaudited)

        We use derivative instruments to manage risks associated with natural gas and crude oil price volatility. Derivative instruments that meet the hedge criteria in SFAS No. 133 are designated as cash-flow hedges. Derivative instruments that do not meet the hedge criteria in SFAS No. 133 are not designated as hedges. We used derivative instruments designated as cash-flow hedges to mitigate the risk of variability in cash flows from oil and natural gas sales due to changes in market prices.

Cash-Flow Hedges

        Our cash-flow hedges consisted of fixed-price swaps and costless collars (purchased put options and written call options). The fixed-price swap agreements are used to fix the prices of anticipated future oil and natural gas production. The costless collars are used to establish floor and ceiling prices on anticipated future oil and natural gas production. There were no net premiums received when we entered into these option agreements.

Derivatives Not Designated as Hedges

        Our derivative positions included option contracts that are not designated as hedges. These positions were entered into to offset the cost of other option positions that are designated as hedges.

        The following table summarizes our commodity related derivative contracts outstanding at November 2, 2004. The volumes and prices reflected in the table represent average daily contract amounts for the quarterly periods presented and the corresponding NYMEX reference price.

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Exhibit 99.1

				2005
		Hedge Strategy	2004 Q4	Q1	Q2	Q3	Q4
Natural Gas Swaps:
Daily volumes	MMBtu/d		1,000	—	—	—	—
Strike price	$/MMBtu	Cash flow	$ 4.360	—	—	—	—

Natural Gas Costless Collars:
Daily volumes	MMBtu/d		6,371	5,750	5,000	—	—
Floor (Purchased put)	$/MMBtu	Cash flow	$ 4.746	$ 4.663	$ 4.725	—	—
Cap (Written call)	$/MMBtu	Cash flow	$ 6.690	$ 7.100	$ 6.712	—	—

Three-way Costless:
Daily volumes	MMBtu/d		1,522	2,333	—	—	—
Floor (Purchased put)	$/MMBtu	Cash flow	$ 6.400	$ 6.400	—	—	—
Cap (Written call)	$/MMBtu	Cash flow	$ 7.640	$ 7.640	—	—	—
Written put	$/MMBtu	Undesignated	$ 5.500	$ 5.500	—	—	—

Crude Oil Swaps:
Daily volumes	Bbls/d		100	—	—	—	—
Strike price	$/Bbl	Cash flow	$ 23.80	—	—	—	—

Crude Oil Costless Collars:
Daily volumes	Bbls/d		372	305	205	—	—
Floor (Purchased put)	$/Bbl	Cash flow	$ 26.68	$ 25.56	$ 26.80	—	—
Cap (Written call)	$/Bbl	Cash flow	$ 31.71	$ 30.18	$ 32.51	—	—

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